                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933



                               DIPPY FOODS, INC.
            (Exact name of registrant as specified in its charter)

        Nevada                                           33-0764587
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

         10554 Progress Way, Suite K
             Cypress, California                                    90630
  (Address of principal executive offices)                       (Zip Code)


                 Dippy Foods, Inc. 2000 Equity Incentive Plan
                           (Full title of the plan)

                                 Jon Stevenson
                          10554 Progress Way, Suite K
                           Cypress, California 90630
                    (Name and address of agent for service)

                                (714) 816-0150
         (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               Proposed maximum      Proposed maximum
 Title of Securities        Amount to be      offering price per    aggregate offering        Amount of
   to be registered        registered(1)           share(2)              price(2)         registration fee
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
 Common Stock                8,500,000               $0.04               $340,000              $81.26
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock option plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on January 10, 2002, as reported on the OTC Electronic Bulletin Board.

                               DIPPY FOODS, INC.

                       8,500,000 Shares of Common Stock

      Issued Pursuant to the Dippy Foods, Inc. 2000 Equity Incentive Plan

===============================================================================

This re-offer prospectus covers the offering of 8,500,000 shares of Dippy Foods, Inc. common stock issued pursuant to the Dippy Foods, Inc. 2000 Equity Incentive Plan. Our common stock is quoted on the "over-the-counter bulletin board" operated by the National Association of Securities Dealers under the symbol "DPPI.OB". On January 10, 2002, the last reported sale price of our common stock was $ .04 per share.


An investment in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning at page 2.

===============================================================================

Neither the Securities & Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                 The date of this prospectus is January 15, 2002

                               DIPPY FOODS, INC.
                               Table of Contents

Item                                                        Page

Forward Looking Statements                                    1
Risk Factors                                                  3
Use of Proceeds                                               8
Selling Security Holders and Plan of Distribution             8
Interests of Named Experts and Counsel                        9
Material Changes                                              9
Where You Can Find More Information                          10
Incorporation of Certain Documents by Reference              10

                           FORWARD LOOKING STATEMENTS

This prospectus, including all documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus, including statements in the section entitled "Risk Factors" regarding our financial position, business strategy, and the plans and objectives of our management for future operations, are forward-looking statements. These statements are based upon our interpretation and analysis of trends in our industry, especially as they relate to the expansion of the National School Breakfast and After School Snack Programs.

Important factors that could cause actual results to differ materially from our expectations include:

     .    our failure to successfully commercialize our products;

     .    competition and technological change;

     . regulations or policies set by various government agencies affecting our business;

     .    market acceptance of, and the level of demand for, our products;

     .    changes in general economic and business conditions;

     .    changes in our business strategies;

     . our ability to keep at current levels or decrease our selling and administrative costs;

and other factors that are disclosed in the section entitled "Risk Factors" and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

We typically identify forward-looking statements by using terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue" or similar words, although we express some forward-looking statements differently. You should consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause actual events to differ from those suggested in the forward-looking statements.

                               GENERAL INFORMATION

We were incorporated as Sweetbrier Corporation under the laws of Nevada on February 23, 1998 for the purpose of developing mineral properties. Sweetbrier Corporation abandoned its mining claims and changed its name to Dippy Foods, Inc. on September 17, 1998, upon entering into an agreement of acquisition with Dippy Foods, Inc., a California corporation in the business of developing, processing and distributing packaged dipping foods for snacks, school lunch programs, and disaster relief programs. Our principal executive offices are located at 10554 Progress Way, Suite K, Cypress, California 90630, our telephone number is (714) 816-0150 and our website can be found at http:\\www.dippyfoods.com.

                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. While we have described all risks and uncertainties that we believe are material to our business, other risks and uncertainties that affect our business operations may arise or become material in the future.

If we cannot address the following risks and uncertainties effectively, our business, financial condition or results of operations could be materially and adversely affected. In this event, the trading price of our common stock could decline and you could lose all or a part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of several factors, including the risks and uncertainties described below and elsewhere in this prospectus.

We have only a short operating history, and we are subject to all the risks associated with the development of a business.

Our operating subsidiary, Dippy Foods, Inc. (California) was formed in May 1997 and began its operations in January 1998. Consequently, we have a limited operating history and limited combined historical financial information upon which investors may base their evaluation of us. We are subject to all of the risks, expenses and difficulties encountered by companies in their early stages of development, including a shortage of operating capital.

We have a history of losses, and we cannot assure you that we will ever become profitable.

As of October 31, 2001, we had an accumulated deficit of $2,276,450, negative working capital of $867,627, a stockholders' deficit of $345,628, and we incurred a net loss of $442,211 for the six months ended October 31, 2001. We cannot assure you that we will achieve or sustain profitability. Future results will depend on many factors, including demand for our products, the level of competition maintained in the industry we serve and the ability of management to effectively manage our business. Our independent auditors issued an opinion on our consolidated financial statements for the year ended

April 30, 2001 that included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

We will continue to need money to fund future operations, and we are not sure we can obtain additional financing.

We cannot assure you that we will be able to achieve our goals without raising additional capital. We cannot assure you that we will be able to raise the additional capital. Even if additional capital is obtained, we cannot assure you that we will be able to achieve our goals with additional capital, or that any new capital, if available, will be on terms favorable to us.

We manufacture food products that are sold primarily to schools and the military. If tastes change, our products may become less attractive.

We manufacture and market packaged, single-serving meals and sell them to institutional food service providers, primarily schools and the military. Consumer preferences for these products may change. There can be no assurance that acceptance of our products will continue at current levels or increase in the future. A significant shift in demand away from our products or failure to maintain our current market position would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We depend on two contract manufacturers to package and box our products. If we lose the services of these manufacturers, it could have a material adverse effect on our business.

We currently rely and expect to continue to rely on two contract manufacturers, or co-packers, for packaging and boxing the meals we produce for school and military distribution. If our co-packers became unable or unwilling to produce and ship our products in a timely manner or to produce sufficient quantities to support demand for our products, we would have to identify and qualify new co-packers. We cannot assure you that we would be able to identify and qualify new co-packers in a timely manner or that such co-packers would allocate sufficient capacity to the Company in order to meet our requirements. If we were to lose our co-packers and were unable to identify and qualify new co-packers in a timely manner, it would affect our ability to make timely deliveries of our products. Any significant delay in shipments of our products would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are in a highly competitive industry and we cannot assure you that we can compete successfully in it.

We are in a highly competitive industry. Competition in the food service industry focuses on product quality, taste and appearance, nutrition, breadth of product offerings, customer service and price. Many of our competitors have substantially greater financial, marketing and other resources than we have. To the extent that we are unable to compete successfully against our existing and future competitors, our business, operating results and financial condition would be materially adversely affected.

We may not be able to adequately protect our trade secrets and other proprietary rights.

Our recipes and certain manufacturing processes constitute proprietary information and are important to our success and competitive position. Accordingly, we seek to establish and protect our trade secrets and other proprietary rights. However, the actions we take may not be sufficient to prevent imitation of our products by others. We are also at risk from claims that we have violated the trade secrets and proprietary rights of others.

Our products must comply with government standards. If these standards are changed substantially, we may not be able to cost-effectively produce our products.

While we are not required to obtain direct government approval of our products, all meals served pursuant to the National School Lunch Program must meet minimum standards, and all products produced for the military must meet the requirements of the service branch ordering the products. We have developed our products to meet these minimum standards using the guidelines provided to us. However, if these guidelines are changed substantially, compliance with the revised guidelines may make our products too costly to produce.

The elimination of certain government-sponsored programs would have an adverse impact on our business.

The National School Lunch Program, the Commodity School Program, and other government-sponsored school breakfast and lunch programs are central to our business strategy. The elimination of these programs would have a materially adverse effect on our business, operating results and financial condition.

Currently we are dependent upon a few large customers. If we lose those customers, it would have an adverse impact on our business.

We had two major customers in the fiscal year ended April 30, 2001, which accounted for a total of 25.4% of the revenues we earned from sales of our products. While we are attempting to grow our customer base, if we were to lose our large customers at this stage in our development it would have a materially adverse effect on our business, operating results and financial condition.

We could be subject to product liability claims.

The sale of food products for human consumption involves the risk of injury to consumers as a result of tampering by unauthorized third parties, product contamination or spoilage. Even though the ingredients included in our products come from third-party manufacturers who, we believe, manufacture the ingredients in material compliance with all applicable laws and regulations, we cannot assure you that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. We maintain product liability insurance in an amount that we believe to be adequate. However, we cannot assure you that we will not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage or that we will be able to maintain adequate insurance.

Our revenues and results of operations fluctuate as a result of many factors, therefore, an investor cannot look at the results of a single quarter to predict what will happen in future quarters.

Our revenues and results of operations decrease during the summer months, when there is a decrease in the student population. We cannot assure you that we will be able to adjust our expenses on a short-term basis to minimize the effect of these fluctuations in revenues.

Our quarterly results of operations have fluctuated in the past and will fluctuate in the future based on many factors in addition to seasonality. These factors include fluctuations in the general economy, increased competition, changes in operating expenses, the size and timing of customer orders, new product introductions, changes in customer preferences and market acceptance of new products. Many of these factors are outside of our control. Due to these and many unforeseen factors, it is likely that in some future quarter our operating results will be below the expectations of market analysts and investors. In this event, the price of our common stock would likely be materially adversely affected.

We have not paid dividends in the past, and we do not anticipate paying dividends in the near future.

We have not paid any dividends on our common stock to date and we do not anticipate declaring or paying any dividends in the foreseeable future. To the extent that income is derived from our operations, it is likely that it will be used entirely to fund growth, rather than being distributed to our shareholders. The timing and payment of any other distributions are left entirely to the discretion of our Board of Directors.

We are dependent on certain key personnel, the loss of whom could adversely affect our business.

Our success is largely dependent upon the personal efforts and abilities of our executive officers. The loss of the services of one or more of our executive officers could have a material adverse effect on our business, results of operations and financial condition.

We have the ability to issue additional shares of our common stock without asking for shareholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation currently authorize the Board of Directors to issue up to 200,000,000 shares of common stock. The power of the Board of Directors to issue shares of common stock or warrants to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

If you purchase the common stock we are offering, the value of your purchase will be immediately diluted.

You will experience immediate and substantial dilution in the net tangible book value of the shares of common stock that you purchase.

Transactions in our common stock are subject to the "penny stock" regulations, which may make it more difficult to sell.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

                                 USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of the common stock offered. We will not receive any of the proceeds from the sale.


                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

All of the common shares registered for sale under this prospectus will be owned prior to the offer and sale of such shares by our employees, officers, directors, consultants and/or advisors (the "selling shareholders"). All of the shares owned by the selling shareholders will be acquired by them pursuant to the Dippy Foods, Inc. 2000 Equity Incentive Plan. The names of many of the selling shareholders are not yet known. This prospectus will be supplemented at a later date to add the names and the amounts of securities to be reoffered as they become known.

We are registering the common shares covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares.

A selling shareholder may offer his or her common shares to or through brokers and dealers and underwriters selected by the selling shareholders from time to time. In addition, the common shares may be offered for sale through the over-the-counter bulletin board, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing or at negotiated prices. Each selling shareholder may pledge all or a portion of the common shares owned by him or her as collateral in loan transactions. Upon default by any such selling shareholder, the pledgee in such loan transaction would have the same rights of sale as such selling shareholder under this prospectus. Each selling shareholder may also transfer common shares owned by him or her in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholder under this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Additional information related to the selling shareholders and any material change in the plan of distribution will be provided in one or more supplemental prospectuses.

The following table sets forth the names of the selling shareholders who may sell their shares pursuant to this prospectus. The selling shareholders have, or within the past three years have had, positions, offices or other material relationships with us or with our predecessors or affiliates.

The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling shareholders and as adjusted to give effect to the sale of all the common stock offered by the selling shareholders pursuant to this prospectus.


                                   Shares                                   Shares         Percentage Owned
          Selling              held before the      Shares being        held after the         after the
        Shareholder               Offering             Offered             Offering            Offering
Erick E. Richardson, Jr.         1,291,996           1,291,996                 0                  0%

           TOTAL                 1,291,996           1,291,996                 0                  0%


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Pollet & Richardson will give an opinion regarding certain legal matters in connection with this offering of our securities. Erick E. Richardson is the majority shareholder of Pollet & Richardson. Mr. Richardson owns a total of 1,291,996 shares of the Company's common stock. Furthermore, Mr. Richardson has been granted an option to purchase an additional 800,000 shares of the Company's common stock at $ .03825 per share.

                                MATERIAL CHANGES

Dismissal of Legal Proceedings

On March 16, 2001 the Company resolved a dispute with its former co-packer regarding two invoices totaling $49,620. The settlement did not require the payment of money to the co-packer. After the settlement was entered into, the co-packer filed a complaint against the Company relating to the settled dispute. The court dismissed the complaint on the basis that a settlement agreement between the parties prevented the co-packer from prosecuting a lawsuit relating to the matter. In January 2002, the case was settled in favor of the Company for $80,000.

Resignation of Ira Hermann from Board of Directors

On August 14 2001, Mr. Ira Hermann resigned from the Company's Board of Directors, although Mr. Hermann continues to serve on the Advisory Board established in conjunction with the Company's acquisition of Americas Favorite Food Corp. in May 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the "SEC"). We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies from the Public Reference Room of the SEC at 450 Fifth Street , N.W., Washington, D.C. 20549 if you pay certain fees. You can call the SEC at 1-800-732-0330 for further information about the operation of the Public Reference Room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on the over-the-counter bulletin board operated by the National Association of Securities Dealers under the symbol "DPPI.OB".

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

          The following documents filed with the SEC are incorporated by reference into this prospectus:

               (a) The Annual Report on Form 10-KSB for the fiscal year ended April 30, 2001, filed with the Securities and Exchange Commission (the "Commission") on August 15, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

               (b) The Quarterly Report on Form 10-QSB for the quarter ended July 31, 2001, filed with the Commission on September 19, 2001.

               (c) The Quarterly Report on Form 10-QSB for the quarter ended October 31, 2001, filed with the Commission on January 4, 2002.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed documents which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for documents to Mr. Munjit Johal at 10554 Progress Way, Suite K, Cypress, California 90630, telephone (714) 816-0150.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended April 30, 2001, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on August 15, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Quarterly Report on Form 10-QSB for the quarter ended July 31, 2001, filed by the Registrant with the Commission on September 19, 2001.

                  (c) The Quarterly Report on Form 10-QSB for the quarter ended October 31, 2001, filed by the Registrant with the Commission on January 4, 2002.

                  (d) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

                  Pollet & Richardson will give an opinion regarding certain legal matters in connection with this offering of our securities. Erick E. Richardson is the majority shareholder of Pollet & Richardson. Mr. Richardson owns a total of 1,291,996 shares of the Company's common stock. Furthermore, Mr. Richardson has been granted an option to purchase an additional 800,000 shares of the Company's common stock at $ .03825 per share.

Item 6.           Indemnification of Directors and Officers.

                  Pursuant to its bylaws, the Registrant shall indemnify its directors and officers from any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the extent that indemnification is legally permissible under the laws of Nevada. Pursuant to the Registrant's Articles of Incorporation, no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer. This provision does not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends in violation of the Nevada Revised Statutes. The directors may cause the Registrant to buy and maintain insurance on behalf of any person who is or was a director or officer of the Registrant.

                  Pursuant to section 78.7502 of the Nevada Revised Statutes, to the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of that section, the Registrant must indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Item 7.           Exemption From Registration Claimed.

                  1,291,996 shares of our common stock were issued to Erick E. Richardson for legal services provided to the Registrant not in connection with the offer or sale of securities in a capital raising transaction. These shares were issued pursuant to section 4(2) of the Securities Act of 1933.

Item 8.           Exhibits.

                  4.1    Certificate of Incorporation, as amended.
                  4.2    Bylaws
                  5.     Opinion regarding legality
                  23.1   Consent of BDO Seidman LLP
                  23.2   Consent of Pollet & Richardson (included in Exhibit 5)
                  99.    Dippy Foods, Inc. 2000 Equity Incentive Plan

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on this 15th day of January, 2002.

                                      Dippy Foods, Inc.



                                      By:/s/ Jon Stevenson,
                                         __________________________________
                                         Jon Stevenson, President

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

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:



Dated:  January 15, 2002             /s/ Jon Stevenson
                                     _____________________________________
                                     Jon Stevenson, Director and President



Dated:  January 15, 2002             /s/ Munjit Johal
                                     __________________________________________
                                     Munjit Johal, Director and Chief Financial
                                     Officer

                                INDEX TO EXHIBITS

Exhibit Number    Description

4.1               Certificate of Incorporation, as amended(1)
4.2               Bylaws(1)
5.                Opinion regarding legality
23.3              Consent of BDO Seidman LLP
23.4              Consent of Pollet & Richardson (included in Exhibit 5)
99.               Dippy Foods, Inc. 2000 Equity Incentive Plan


(1) Incorporated by reference from the registration statement filed on Form 10-SB with the Securities & Exchange Commission on April 17, 2000, file number 000-30812.

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